SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

AEROSONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue
Clearwater, Florida 33765
(Address of principal executive offices and Zip Code)

(727) 461-3000
(Registrant’s telephone number, including Area Code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The Board of Directors of Aerosonic Corporation (the “Registrant”) appointed Mr. Thomas W. Cason as Executive Vice President and Chief Operations Officer of the Registrant, which appointment was memorialized by the execution of an employment agreement (the “Employment Agreement”), dated August 25, 2008 and effective as of August 26, 2008 (the “Effective Date”), by and between the Registrant and Mr. Cason. The material items of the Employment Agreement are summarized below, and the full text of the Employment Agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. A copy of the Registrant’s press release announcing Mr. Cason’s appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

Employment Agreement

The term of the Employment Agreement commences on August 26, 2008, and Mr. Cason’s employment is “at will”. The Employment Agreement is terminable by: (i) Mr. Cason on 30 days’ prior written notice, or immediately upon mutual agreement, and (ii) the Registrant at any time, with or without “cause” (as such is defined in the Employment Agreement), immediately upon written notice to Mr. Cason. In the event that the Registrant elects to terminate Mr. Cason without cause within twelve (12) months from the Effective Date, then Mr. Cason will be entitled to receive severance payments equal to three months salary. In the event that the Registrant elects to terminate Mr. Cason without cause after Mr. Cason has completed more than twelve (12) months of employment with the Company from the Effective Date, then Mr. Cason will be entitled to receive severance payments equal to six months salary. In the event Mr. Cason’s employment under the Employment Agreement is terminated for cause, Mr. Cason thereafter has no right to receive any compensation or other benefits under the Employment Agreement.

The Employment Agreement provides that Mr. Cason shall receive an annual base salary of $160,000. Any cash bonus to be paid to Mr. Cason and any participation in the Registrant’s stock incentive plan shall be determined by the Board of Directors of the Registrant in its sole discretion. The Registrant has agreed to grant Mr. Cason stock options to purchase up to a total of 25,000 shares of Common Stock of the Registrant. The exercise price of the options shall be the fair market value per share, to be determined by the Board of Directors on the grant date and pursuant to the terms of the Registrant’s 2004 Stock Incentive Plan, as amended and restated. Mr. Cason shall be entitled to participate in or become a participant in any fringe benefits and employee benefit plans maintained by the Registrant for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change, consistent with the terms of any such employee benefit plan. The Company shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Company’s business. Mr. Cason shall be entitled to 4 weeks of paid vacation per year in accordance with the policies of the Registrant.

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Chief Financial Officer.

On August 19, 2008, Mr. Charles L. Pope submitted his resignation as Executive Vice President, Chief Financial Officer and Secretary of the Registrant, effective as of September 19, 2008. The resignation of Mr. Pope is unrelated to his work performed at the Registrant and no issues have been raised regarding the integrity of the Registrant’s financial statements. A copy of the Registrant’s press release announcing Mr. Pope’s resignation is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

(c) Appointment of Principal Operating Officer

 On August 25, 2008, the Registrant announced the appointment of Mr. Cason, age 53, as its Executive Vice President and Chief Operations Officer, which appointment was memorialized by the execution of the Employment Agreement. The information provided under Item 1.01 above under the section captioned “Employment Agreement” provides a summary of the material terms of the Employment Agreement and is incorporated into this Item by this reference.

Mr. Cason joins the Registrant effective as of August 26, 2008. Mr. Cason has held a number of senior Operations roles, including VP and COO at DeMorgan Communities from 2006 to 2008 and Operations Director at Honeywell Aerospace, Sarasota, FL from 2003 to 2006. He was a director of planning and product management for Baker Electronics from 1999 to 2003. He has earned several degrees from Virginia Tech, including an MBA in 1981, an MS in Resource Planning in 1980 and a BS in 1977.

Mr. Cason does not hold any directorships with reporting companies in the United States. There are no family relationships between Mr. Cason and the directors, executive officers, or persons nominated or chosen by the Registrant to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Registrant was or is to be a party, in which Mr. Cason (or any member of his immediate family) had or is to have a direct or indirect material interest.

Item 9.10	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated August 25, 2008, effective as of August 26, 2008, between the Registrant and Thomas Cason.
99.1
Press Release of Aerosonic Corporation, dated August 25, 2008, reporting the resignation of Charles L. Pope, its Executive Vice President, Chief Financial Officer and Secretary, and the appointment of Thomas W. Cason as Executive Vice President and Chief Operations Officer of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: August 25, 2008	By:	/s/ Douglas J. Hillman
Douglas J. Hillman President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number -	Description

10.1	Employment Agreement, dated August 25, 2008, effective as of August 26, 2008, between the Registrant and Thomas Cason.
99.1
Press Release of Aerosonic Corporation, dated August 25, 2008, reporting the resignation of Charles L. Pope, its Executive Vice President, Chief Financial Officer and Secretary, and the appointment of Thomas W. Cason as Executive Vice President and Chief Operations Officer of the Registrant.